Exhibit 21.1

List of Subsidiaries

TCP Bermuda Ltd. (Bermuda)

Technical Consumer Products Canada Inc. (Canada)

Technical Consumer Products, Inc. (United States)

TCP B.V. (Netherlands)

CFL Holdings, LLC (United States)

Fresh 2 Corporation (United States)

Bowman Lamps, LLC (United States)

TCP Hong Kong Limited (Hong Kong)

Technical Consumer Products Limited (United Kingdom)

TCP Holding B.V. (The Netherlands)

TCP Netherlands B.V. (The Netherlands)

Aurora Technologies Limited (Hong Kong)

TCP DO BRASIL IMPORTACAO E EXPORTACAO DE MATERIAIS ELETRICOS LTDA (Brazil)

Shanghai Qiangling Electronic Co., Ltd. (People’s Republic of China)

Zhenjiang Qiangling Electronic Co., Ltd. (People’s Republic of China)

Zhenjiang Qiangling Illuminate Co., Ltd. (People’s Republic of China)

Yangzhou Qiangling Co., Ltd. (People’s Republic of China)

Huaian Qiangling Illuminate Co., Ltd. (People’s Republic of China)

Yangzhou Tiancan Glass Co., Ltd. (People’s Republic of China)

Shanghai Tiancanbao Illuminating Electric Trading Co., Ltd. (People’s Republic of China)

All subsidiaries are wholly owned.